Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117166 and No. 333-137127) of Nexstar Broadcasting Group, Inc. of our report dated March 30, 2009 relating to the consolidated financial statements, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

March 30, 2009